EXHIBIT (A)(3)

                         FIRSTCITY FINANCIAL CORPORATION

                                OFFER TO EXCHANGE

              EACH OUTSTANDING SHARE OF SPECIAL PREFERRED STOCK FOR
         ONE SHARE OF PREFERRED STOCK, $21 LIQUIDATION/REDEMPTION VALUE
                  PER SHARE OF FIRSTCITY FINANCIAL CORPORATION


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   THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY,
   JULY 18, 1997 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF SPECIAL
     PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME UNTIL THE EXPIRATION DATE
                            FOR THE EXCHANGE OFFER.
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                                                                June 18, 1997

To Our Clients:

         Enclosed for your consideration is the Offer to Exchange dated June 18, 1997 (as the same may be amended or supplemented from time to time, the "Offer to Exchange") and a related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by FirstCity Financial Corporation ("FirstCity") to exchange all the outstanding shares of FirstCity's Special Preferred Stock, $.01 par value per share (the "Securities" or "Special Preferred Stock") for one share of the Preferred Stock, $.01 par value per share of FirstCity ("New Preferred Stock").

         Consummation of the Exchange Offer is subject to certain conditions described in the Offer to Exchange.

         The Exchange offer is more fully described in the Offer to Exchange.

         WE ARE THE REGISTERED HOLDER OF SECURITIES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH SECURITIES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SECURITIES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish us to tender any or all such Securities held by us for your account pursuant to the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal. We urge you to read the Offer to Exchange and the Letter of Transmittal carefully before instructing us to tender your Securities.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at Midnight, New York City time, on Friday, July 18, 1997 unless extended (the "Expiration Date"). Securities tendered pursuant to the Exchange Offer may be withdrawn subject to the procedures described in the Offer to Exchange, at any time prior to the Expiration Date.

         Your attention is directed to the following:

                  1. The Exchange Offer is for all outstanding shares of Special
                     Preferred Stock.

                  2. Consummation of the Exchange Offer is subject to, among other things, valid tender prior to the Expiration Date of least 1,500,000 shares of Special Preferred Stock having an aggregate value of at least $31,500,000.

         If you wish to have us tender any or all of the Securities held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that appears below.

                  INSTRUCTIONS REGARDING THE OFFER TO EXCHANGE
             FIRSTCITY FINANCIAL CORPORATION SPECIAL PREFERRED STOCK

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of FirstCity Financial Corporation.

         This will instruct you to tender the number of shares of Securities indicated below held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Offer to Exchange.



Box 1    Please tender my Securities held by you for my account.


Box 2    Please do not tender any Securities held by you for my account.



Date: _______________, 1997





SIGNATURE(S)




PLEASE PRINT NAME(S) HERE


Number of Shares of
Securities to be Tendered:

_______________________*


                                             PLEASE TYPE OR PRINT ADDRESS


                                             AREA CODE AND TELEPHONE NUMBER



                                             TAXPAYER IDENTIFICATION OR
                                             SOCIAL SECURITY NUMBER



                                             MY ACCOUNT NUMBER WITH YOU




*UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL SECURITIES OF SUCH BENEFICIAL OWNER(S).